Exhibit 99.1

RMG Reports First Quarter 2018 Results

DALLAS – May 10, 2018 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG, a global leader in technology-driven visual communications, today announced its financial results for the first quarter ended March 31, 2018.

First Quarter Financial Review

Total revenue of $7.5 million decreased 17% from $9.0 million in the first quarter of 2017.

•Products revenue of $3.0 million decreased 23% from $3.9 million in the first quarter of 2017, resulting primarily from a decrease in proprietary media player hardware sales, partially offset by higher sales of RMG MAX LED displays.

•Maintenance & content services revenue of $3.1 million decreased 2% from $3.2 million in the same period last year.

•Professional services revenue of $1.3 million decreased 28% from $1.9 million in the same period last year, resulting primarily from lower new sales orders and sales mix.

Gross margin of 54.4% decreased from 55.1% in the first quarter of 2017, resulting primarily from lower gross margin on products and professional services revenue.

Total operating expenses of $6.8 million increased by 6% from $6.4 million in the same period last year, resulting primarily from merger transaction expenses for professional and legal fees incurred during the first quarter of 2018 associated with the merger agreement entered into by the company on April 2, 2018 described below.

GAAP net loss was $2.9 million, or ($0.26) per diluted share, compared to a net loss of $1.3 million, or ($0.11) per diluted share, for the first quarter of 2017. On a non-GAAP basis, Adj. EBITDA loss of $1.9 million compared to an Adj. EBITDA loss of $560 thousand in the same period last year.1

At March 31, 2018, the company had $2.7 million in borrowings and $1.2 million in unused availability under its revolving line of credit and cash and cash equivalents of $1.4 million.

Definitive Merger Agreement

On April 2, 2018, RMG entered into a definitive merger agreement pursuant to which SCG Digital, LLC, an affiliate of Mr. Gregory H. Sachs, RMG’s Executive Chairman, will acquire RMG in a transaction valued at approximately $16.8 million, including the assumption of approximately $2.7 million of debt. Under the terms of the merger agreement, RMG stockholders will receive $1.27 in cash for each share of RMG’s common stock they hold.  In light of this development, the company will not be providing an outlook for 2018 and will not be holding a conference call to discuss the company’s financial results for the first quarter ended March 31, 2018.

The board of directors of RMG, on the recommendation of a special committee of the board comprised entirely of independent directors, has approved the merger agreement and has resolved to recommend that RMG’s stockholders adopt the agreement.

1 A non-GAAP measure, we define Adj. EBITDA as net income (loss) with adjustments for interest expense and other income, income tax expense, gain on change in warrant liability, depreciation and amortization expense and stock-based compensation expense. See “About Non-GAAP Financial Measures” below and the reconciliation tables at the end of this release for more information regarding this non-GAAP financial measure.

Subject to receipt of stockholder approval, as well as satisfaction of other closing conditions, the transaction is expected to be completed in the third quarter of 2018.

Subordinated Debt Facility

In connection with the merger agreement, RMG and certain of its subsidiaries, as borrowers, entered into a subordinated loan and security agreement on April 2, 2018, with SCG Digital Financing, LLC as the lender, providing RMG with a $2 million bridge loan.  In the event that the merger agreement is terminated by RMG because SCG Digital, LLC fails to consummate the merger when otherwise obligated to do so, SCG Digital Financing, LLC will make an additional loan to RMG of $1 million, on terms governed by the subordinated loan agreement.  SCG Digital Financing, LLC is an affiliate of Mr. Sachs and SCG Digital, LLC.

The bridge loan matures on the later of April 2, 2019 and, if the additional loan is funded, the first anniversary of the funding of the additional loan. No principal payments are required under either loan prior to maturity and, except in limited circumstances, no principal payments are permitted prior to the first anniversary of the date of the subordinated loan and security agreement. Interest on the bridge loan accrues at a per annum cash interest rate equal to 8.0% above the prime rate plus an additional 2.0% paid-in-kind, and interest on the additional loan will accrue at a per annum paid-in-kind interest rate equal to 5% above the prime rate. If the bridge loan is prepaid prior to the stated maturity date thereof, the borrowers are obligated to pay a prepayment premium equal to the interest the loans would have accrued if they had remained outstanding through maturity.  During an event of default, the rate of interest on the loans would increase to 2.5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid cash interest is payable quarterly on the last day of each fiscal quarter and PIK interest is added to the principal balance on such date as well.

Upon the occurrence of certain events, the lender has the right to convert principal and accrued interest outstanding under the bridge loan and the additional loan into shares of Series A Preferred Stock of the company on the terms set forth in the subordinated loan and security agreement.

The bridge loan and, if funded, the additional loan, are secured by a second priority lien in all of the assets of the borrowers.

Amendment to Revolving Line of Credit

On April 2, 2018, the company and certain of its subsidiaries entered into the First Amendment (the “First Amendment”) to the Amended and Restated Loan and Security Agreement (the “Restated Loan Agreement”) with Silicon Valley Bank (the “Bank”). Pursuant to the First Amendment, the minimum EBITDA covenant in the Restated Loan Agreement was amended and the Bank consented to the incurrence of certain subordinated debt pursuant to a subordinated loan and security agreement by the company and certain of its subsidiaries, among other things.

About RMG

RMG (NASDAQ: RMGN) goes beyond traditional communications to help businesses increase productivity, efficiency and engagement through digital messaging. By combining best-in-class software, hardware, business applications and services, RMG offers a single point of accountability for integrated data visualization and real-time performance management. The company is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

About Non-GAAP Financial Measures

This release includes Adj. EBITDA, a non-GAAP financial measure as defined under Securities and Exchange Commission regulations. In evaluating its business, RMG considers and uses Adj. EBITDA as a supplemental measure of its operating performance, and believes that many of the company's investors use this non-GAAP measure to monitor the company's performance. This measure should not be considered as a substitute for the most directly comparable GAAP measure and should not be used in isolation, but in conjunction with this GAAP measure. Our definition of Adj. EBITDA is set forth in footnote (1) above, and a reconciliation between Adj. EBITDA and the relevant GAAP measure is set forth in the table at the end of this press release.

Important Additional Information will be Filed with the SEC

In connection with the proposed merger, RMG will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents (when available) filed by RMG at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents (when available) may also be obtained for free from RMG by directing such request to RMG Networks Holding Corporation, 15301 North Dallas Parkway, Suite 500,  Addison, TX, Attention: Chief Financial Officer.

RMG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of RMG’s participants in the solicitation, which may be different than those of RMG stockholders generally, is set forth in RMG’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. To the extent holdings of such participants in RMG’s securities are not reported, or have changed since the amounts described in the proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the Securities and Exchange Commission.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, our ability to introduce new or improved products and services (including anticipated upgrades to our technology), our ability to better market our products and services, our efforts to grow our business and any implicit continuing improvement in financial performance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy in the markets where we sell our products and services and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against RMG and others following announcement of the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; potential disruption of management’s attention from the company’s ongoing business operations due to the merger; the effect of the announcement of the merger on the ability of the company to retain and hire key personnel and maintain relationships with its employees, customers, suppliers and others with whom it does business, risks that the proposed merger disrupts current plans and operations; the ability to recognize the benefits of the merger; the costs, fees, expenses and charges related to the merger; the company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; the ability of the company to maintain its Nasdaq listing; the competitive environment in the markets in which the company operates; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); general economic conditions, and the other risks listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and other risks and uncertainties not presently known to us or that we currently deem immaterial.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

© 2018 RMG Networks Holding Corporation. RMG, RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

Contact:

Corporate Contact

Justin Caskey

Vice President, Corporate Development
ir@rmgnetworks.com

or

Investor Relations Contact
Rob Fink / Brett Maas

646-415-8972 / 646-536-7331

rmgn@haydenir.com

Source: RMG Networks Holding Corporation

(Financial tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

March 31, 2018 and December 31, 2017

(In thousands, except share and per share information)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,433	$1,538
Accounts receivable, net of allowance for doubtful accounts of $348 and $374, respectively	9,817	10,961
Inventory, net	872	771
Prepaid assets	1,111	977
Total current assets	13,233	14,247
Property and equipment, net	2,726	2,895
Intangible assets, net	4,020	4,572
Loan origination fees	143	51
Other assets	182	183
Total assets	$20,304	$21,948
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$1,881	$2,504
Accrued liabilities	2,365	2,409
Secured line of credit	2,650	1,250
Deferred revenue	7,821	7,949
Total current liabilities	14,717	14,112
Warrant liability	—	1
Deferred revenue – non-current	1,182	700
Deferred rent and other	1,369	1,430
Total liabilities	17,268	16,243
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 11,231,257 shares issued; 11,156,257 shares outstanding at March 31, 2018 and December 31, 2017.)	1	1
Additional paid-in-capital	113,997	113,961
Accumulated other comprehensive loss	(424)	(578)
Retained earnings (accumulated deficit)	(110,058)	(107,199)
Treasury Stock, at cost (75,000 shares)	(480)	(480)
Total stockholders’ equity	3,036	5,705
Total liabilities and stockholders’ equity	$20,304	$21,948

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Loss

For the Three Months Ended March 31, 2018 and 2017

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue:
Products	$2,996	$3,882
Maintenance and content services	3,140	3,208
Professional services	1,349	1,879
Total Revenue	7,485	8,969
Cost of Revenue:
Products	1,832	2,346
Maintenance and content services	360	409
Professional services	1,218	1,270
Total Cost of Revenue	3,410	4,025
Gross Profit	4,075	4,944
Operating expenses:
Sales and marketing	2,167	2,136
General and administrative	2,739	2,847
Research and development	707	668
Merger transaction expenses	421	—
Depreciation and amortization	753	773
Total operating expenses	6,787	6,424
Operating loss	(2,712)	(1,480)
Other Income (Expense):
Gain on change in warrant liability	1	231
Interest expense and other income – net	(148)	(25)
Loss before income taxes	(2,859)	(1,274)
Income tax expense	—	—
Net loss	$(2,859)	$(1,274)
Other comprehensive loss:
Foreign currency translation adjustments	154	48
Total comprehensive loss	$(2,705)	$(1,226)

Net loss per share of Common Stock (basic and diluted)	$(0.26)	$(0.11)
Weighted average shares used in computing basic and diluted net loss per share of Common Stock	11,156,257	11,156,257

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2018 and 2017

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities
Net loss	$(2,859)	$(1,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	753	773
Gain on change in warrant liability	(1)	(231)
Loss from disposal of fixed assets - net of accumulated depreciation	2	—
Stock-based compensation	37	147
Non-cash loan origination fees	10	20
Inventory reserve adjustment for obsolescence	6	15
Allowance for doubtful accounts	(38)	6
Changes in operating assets and liabilities:
Accounts receivable	1,318	50
Inventory	(92)	171
Other current assets	(120)	(51)
Other assets	1	8
Accounts payable	(644)	(1,287)
Accrued liabilities	(159)	(956)
Deferred revenue	283	845
Deferred rent and other liabilities	(61)	(53)
Net cash used in operating activities	(1,564)	(1,817)
Cash flows from investing activities
Purchases of property and equipment	(27)	(52)
Net cash used in investing activities	(27)	(52)
Cash flows from financing activities
Borrowings on secured line of credit	1,400	—
Payments on secured line of credit	—	(1,274)
Net cash provided by (used in) financing activities	1,400	(1,274)
Effect of exchange rate changes on cash	86	34
Net decrease in cash and cash equivalents	(105)	(3,109)
Cash and cash equivalents, beginning of year	1,538	5,142
Cash and cash equivalents, end of year	$1,433	$2,033
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$24	$5
Cash paid during the year for income taxes	$—	$—

RMG Networks Holding Corporation

Reconciliation of Net Loss to Adj. EBITDA

For the Three Months Ended March 31, 2018 and 2017

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Net Loss	$(2,859)	$(1,274)

Interest expense and other (income) - net	148	25
Income tax expense	—	—
Gain on change in warrant liability	(1)	(231)

Operating loss	(2,712)	(1,480)

Depreciation and amortization	753	773
Stock-based compensation	37	147

Adj. EBITDA	$(1,922)	$(560)